                                                                 EXHIBIT 10.3


                            INTERACTIVE INTELLIGENCE, INC.
                         1999 STOCK OPTION AND INCENTIVE PLAN


     1. PLAN PURPOSE. The purpose of the Plan is to promote the long-term interests of the Company and its shareholders by providing a means for attracting and retaining officers and key employees of the Company and its Affiliates.

     2.   DEFINITIONS.  The following definitions are applicable to the Plan:

          "Affiliate"--means any "parent corporation" or "subsidiary corporation" of the Company as such terms are defined in
     Section 424(e) and (f), respectively, of the Code and any other corporation or other entity (including partnerships, limited liability companies, and joint ventures) controlled by or under common control with the Company.

          "Award"--means, individually or collectively, the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, or Restricted Stock, or any combination thereof, as provided in the Plan.

          "Board or Board of Directors"--means the Board of Directors of the Company.

          "Cashless Exercise"--means, if there is a public market for the Shares, the payment of the Exercise Price (a) through a "same day sale" commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased in order to pay the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such stock to forward the Exercise Price directly to the Company, or
     (b) through a "margin" commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company.

          "Cause"--means, for purposes of determining whether and when a Participant has incurred a Termination of Continuous Service for Cause, any act or failure to act which permits the Company to terminate the written agreement or arrangement between the Participant and the Company or an Affiliate for "cause" as defined in such agreement or arrangement or, in the event there is no such agreement or arrangement or the agreement or arrangement does not define the term "cause," then "Cause" for purposes of the Plan shall mean any act or failure to act deemed to constitute "cause" under the Company's established and applied practices, policies or guidelines applicable to the Participant.

          "Change in Control"--means each of the events specified in the following clauses (i) through (iii): (i) any third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act shall, after the date of the adoption of the Plan by the Board, first become the beneficial owner of Shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Company may be cast, (ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board of Directors of the Company or (iii) the stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Company; provided, however, that the occurrence of any of such events shall not be deemed a Change in Control if, prior to such occurrence, a resolution specifically approving such occurrence as not constituting a Change in Control for purposes of the Plan shall have been adopted by at least a majority of the Board of Directors of the Company.

          "Code"--means the Internal Revenue Code of 1986, as amended.

          "Committee"--means the Committee referred to in Section 3 hereof.

          "Company"--means Interactive Intelligence, Inc., an Indiana corporation.

          "Continuous Service"--means the absence of any interruption or termination of service as an employee of the Company or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Company or in the case of any transfer between the Company and an Affiliate or any successor to the Company.

          "Disability"--means a mental or physical illness that entitles the Participant to receive benefits under the long-term disability plan of the Company or an Affiliate. Notwithstanding the foregoing, a Disability shall not qualify under the Plan if it is the result, as determined by the Committee, of (a) an intentionally self-inflicted injury or an intentionally self-induced sickness, or (b) an injury or disease contracted, suffered or incurred while participating in a criminal offense. The determination of a Disability for purposes of the Plan shall not be construed to be an admission of a disability for any other purpose.

          "Employee"--means any person, including an officer or director, who is employed by the Company or any Affiliate.

          "Exchange Act"--means the Securities Exchange Act of 1934, as amended.

          "Exercise Price"--means the price per Share at which the Shares subject to an Option may be purchased upon exercise of such Option.

          "Incentive Stock Option"--means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan which is intended to qualify under Section 422 of the Code.

          "Market Value"--means the last reported sale price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of one Share on the principal exchange on which the Shares are listed for trading, or if the Shares are not listed for trading on any exchange, on the NASDAQ National Market System or any similar system then in use, or, if the Shares are not listed on the NASDAQ National Market System, the mean between the closing high bid and low asked quotations of one Share on the date in question as reported by NASDAQ or any similar system then in use, or, if no such quotations are available, the fair market value on such date of one Share as the Committee shall determine.

          "NASD Dealer"--means a broker-dealer who is a member of the National Association of Securities Dealers, Inc.

          "Non-Qualified Stock Option"--means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan, which option is not intended to qualify under Section 422 of the Code.

          "Option"--means an Incentive Stock Option or a Non-Qualified Stock Option.

          "Participant"--means any officer, key employee, or consultant of the Company or any Affiliate or any other individual who is selected by the Committee to receive an Award.

          "Plan"--means the Interactive Intelligence, Inc. 1999 Stock Option and Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

          "Reorganization"--means the liquidation or dissolution of the Company or any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property or any combination thereof).

          "Restricted Period"--means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 10 hereof with respect to Restricted Stock awarded under the Plan.

          "Restricted Stock"--means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in Section 10 hereof, so long as such restrictions are in effect.

          "Retirement"--means the date on which a Participant attains age sixty-five (65) or such other "normal retirement age" as the Company shall specify in its written policies.

          "Securities Act"--means the Securities Act of 1933, as amended.

          "Shares"--means the common stock, $.01 par value, of the Company and shall include common stock as it may be changed from time to time as described in Section 11 hereof.

          "Termination of Continuous Service"--means the occurrence of any act or event or any failure to act whether pursuant to an employment agreement or otherwise that actually or effectively causes or results in a Participant ceasing, for whatever reason, to be an Employee of the Company or an Affiliate, including, but not limited to, death, Disability, Retirement, termination by the Company or an Affiliate of the Participant's employment with the Company or an Affiliate (whether with or without Cause), and voluntary resignation or termination by the Participant of his or her employment with the Company or an Affiliate. A Termination of Continuous Service also shall occur with respect to an Employee who is employed by an Affiliate if the Affiliate shall cease to be an Affiliate of the Company and the Participant shall not immediately thereafter become an Employee of the Company or another Affiliate. For purposes of the Plan, transfers or changes of employment of a Participant between the Company and an Affiliate (or between Affiliates) shall not be deemed a Termination of Continuous Service.

     3. ADMINISTRATION. The Plan shall be administered by the Committee, which shall consist of two or more members of the Board, each of whom shall be a "non-employee director" as provided under Rule 16b-3 of the Exchange Act, and an "outside director" as provided under Section 162(m) of the Code. Failure by the Committee to be so comprised shall not result in the cancellation, termination, expiration, or lapse of any Award. The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to
(a) select Participants and grant Awards; (b) determine the number of Shares to be subject to and the types of Awards generally, as well as to individual Awards granted under the Plan; (c) determine the terms and conditions upon which Awards shall be granted under the Plan; (d) prescribe the form and terms of instruments evidencing such grants; (e) establish procedures and regulations for the administration of the Plan; (f) construe and interpret the Plan, any Award agreement executed in connection therewith, and any other agreements or instruments entered into under the Plan; (g) make all determinations deemed necessary or advisable for the administration of the Plan; and (h) establish, amend, or waive rules and regulations for the administration of the Plan.

     A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be acts of the Committee. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law. Each Award shall be evidenced by a written agreement between the Company and the Participant and shall contain such terms and conditions established by the Committee consistent with the provisions of the Plan. Any notice or document required to be given to or filed with the Committee will be properly given or filed if hand delivered (and a delivery receipt is received) or mailed by certified mail, return receipt requested, postage paid, to the Committee at 8909 Purdue Road, Suite 300, Indianapolis, Indiana 46268.

     4. PARTICIPANTS. The Committee may select from time to time Participants from those officers, key employees and consultants of the Company or its Affiliates and such other individuals who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates. Neither the Plan nor any Award agreement executed under the Plan shall constitute a contract of employment between a Participant and the Company or an Affiliate, and participation in the Plan shall not give a Participant the right to be rehired by or retained in the employment of the Company or an Affiliate.

     5. SHARES SUBJECT TO PLAN. Subject to adjustment by the operation of Sections 11 and 12 hereof, the maximum number of Shares with respect to which Awards may be granted under the Plan is Two Million Five Hundred Thousand (2,500,000) Shares. The number of Shares which may be granted under the Plan to any Participant during any calendar year of the Plan, under all forms of Awards, shall not exceed Two Hundred Fifty Thousand (250,000) Shares. The Shares with respect to which Awards may be made under the Plan may either be authorized and unissued Shares or unissued Shares heretofore or hereafter reacquired and held as treasury Shares. With respect to any Option which terminates or is surrendered for cancellation or with respect to Restricted Stock which is forfeited, new Awards may be granted under the Plan with respect to the number of Shares as to which such termination or forfeiture has occurred.

     Subject to the limitations set forth in the Plan, the Committee shall have full authority to determine the number of Shares available for Awards, and in its discretion may include (without limitation) as available for distribution any Shares that have ceased to be subject to an Award, any Shares subject to an Award that have been previously forfeited, and any Shares under an Award that otherwise terminates without the issuance of Shares being made to a Participant.

     Shares issued upon exercise of an Award shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in the Award agreement. The Company shall not be required to issue or deliver any certificates for Shares or other property prior to (a) the listing of such Shares on any stock exchange (or other public market) on which the Shares may then be listed (or regularly traded); and (b) the completion of any registration or qualification of such Shares under federal, state, local or other law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable. The Company may cause any certificate for any Shares to be delivered hereunder to be properly marked with a legend or other notation reflecting the limitations on transfer of such Shares as provided in the Plan or as the Committee may otherwise require. Participants, or any other persons entitled to benefits under the Plan, must furnish to the Committee such documents, evidence, data, or other information as the Committee considers necessary or desirable for the purpose of administering the Plan. The benefits under the Plan for each Participant, and each other person who is entitled to benefits hereunder, are to be provided on the condition that he furnish full, true, and complete data, evidence, or other information, and that he will promptly sign any document reasonably related to the administration of the Plan requested by the Committee. No fractional Shares shall be issued under the Plan; rather, fractional Shares shall be aggregated and then rounded to the next lower whole Share.

     6. GENERAL TERMS AND CONDITIONS OF OPTIONS. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions: (a) the type of Option; (b) the Exercise Price; (c) the number of Shares subject to, and the expiration date of, any Option; (d) the manner, time and rate (cumulative or otherwise) of exercise of such Option; (e) the restrictions, if any, to be placed upon such Option or upon Shares which may be issued upon exercise of such Option; and (f) such other terms and conditions consistent with the Plan as the Committee determines in its discretion. The Committee may, as a condition of granting any Option, require that a Participant agree to surrender for cancellation one or more Options previously granted to such Participant.

     7.   EXERCISE OF OPTIONS.

     (a) RESTRICTION ON EXERCISE. Except as provided in Section 14, all Options granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option was granted only by such Participant, and except as provided in Section 8, no Option may be exercised unless, at the time the Participant exercises the Option, the Participant has maintained Continuous Service since the date of the grant of the Option. Except as provided in Section 13, or as otherwise determined by the Committee, all Options granted under the Plan shall vest and become exercisable in accordance with the following schedule:

                                                       PERCENTAGE OF OPTION
                                                  SHARES VESTED AND EXERCISABLE
                    DATE OF VESTING               PERCENT VESTED   CUMULATIVE
                    ---------------               --------------    ---------
     First anniversary of date of Option grant         25%            25%
     Second anniversary of date of Option grant        25%            50%
     Third anniversary of date of Option grant         25%            75%
     Fourth anniversary of date of Option grant        25%           100%

     (b) METHOD OF EXERCISE. To exercise an Option under the Plan, the Participant must give written notice to the Company specifying the number of Shares with respect to which the Participant elects to exercise the Option together with full payment of the Exercise Price. The date of exercise shall be the date on which the notice is received by the Company. Payment may be made either (i) in cash (including check, bank draft, or money order); (ii) by tendering Shares already owned by the Participant for more than six months and having a Market Value on the date of exercise equal to the Exercise Price;
(iii) the delivery of cash by a broker-dealer as a Cashless Exercise; or (iv) by any other means determined by the Committee in its sole discretion.

     (c) RELOAD PROVISION. In the event a Participant exercises an Option and pays all or a portion of the Exercise Price in Shares, in the manner permitted by Section 7(b), such Participant may (either pursuant to terms of the Award agreement or pursuant to the sole discretion of the Committee at the time the Option is exercised) be issued a new Option to purchase additional Shares equal to the number of Shares surrendered to the Company in such payment. Such new Option shall (a) have an Exercise Price equal to the Market Value per Share on the grant date of the new Option, (b) first be exercisable six (6) months from such grant date, and (c) expire on the same date as the original Option so exercised by payment of the Exercise Price in Shares.

     8. TERMINATION OF OPTIONS. Unless otherwise specifically provided by the Committee in the Award agreement between the Participant and the Company, each Option granted under the Plan shall terminate as provided in this Section 8.

          (a) MAXIMUM TERM. Unless sooner terminated under the provisions of this Section 8, Options shall expire on the earlier of the date specified by the Committee or the expiration of ten (10) years from the date of grant.

          (b) TERMINATION FOR CAUSE. If the Participant incurs a Termination of Continuous Service for Cause, all rights under any Options granted to the Participant shall terminate immediately upon the Participant's Termination of Continuous Service, and the Participant shall (if the Committee in its sole discretion exercises its rights under this Section 8(b) within ten (10) days of such Termination of Continuous Service) repay to the Company within ten (10) days of the Committee's demand therefor the amount of any gain realized by the Participant upon any exercise within the 90-day period prior to the Termination of Continuous Service of any Options granted to such Participant under the Plan.

          (c) TERMINATION DUE TO RETIREMENT OR WITHOUT CAUSE OR VOLUNTARY TERMINATION. If the Continuous Service of a Participant is terminated by reason of Retirement, terminated by the Company without Cause, or by Voluntary Termination, the Participant may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of Termination of Continuous Service, but only within the period of one (1) month immediately succeeding the Participant's Termination of Continuous Service, and in no event after the applicable expiration dates of the Options.

          (d) TERMINATION DUE TO DEATH OR DISABILITY. In the event of the Participant's death or Disability, the Participant or the Participant's beneficiary, as the case may be, may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of Termination of Continuous Service, but only within the one (1)-year period immediately succeeding the Participant's Termination of Continuous Service by reason of death or Disability, and in no event after the applicable expiration date of the Options. Provided, however, an Incentive Stock Option shall not be exercisable (i) more than three (3) months after the Participant's Termination of Continuous Service for any reason other than Disability, or (ii) more than one (1) year after the Participant's Termination of Continuous Service by reason of Disability.

          (e) COMMITTEE DISCRETION. Notwithstanding the provisions of the foregoing paragraphs of this Section 8, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of the Termination of Continuous Service, to the extent permitted by applicable federal and state law.

     9. INCENTIVE STOCK OPTIONS. Incentive Stock Options may be granted only to Participants who are Employees. Any provisions of the Plan to the contrary notwithstanding, (i) no Incentive Stock Option shall be granted more than ten
(10) years from the date the Plan is adopted by the Board of Directors of the Company and no Incentive Stock Option shall be exercisable more than ten (10) years from the date such Incentive Stock Option is granted; (ii) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted; (iii) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and shall be exercisable during such Participant's lifetime only by such Participant; and (iv) no Incentive Stock Option shall be granted which would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, Shares or Shares of any capital stock of the Company or any Affiliate thereof having an aggregate Market Value (determined as of the time any Incentive Stock Option is granted) in excess of One Hundred Thousand Dollars ($100,000). The foregoing limitation shall be determined by assuming that the Participant will exercise each Incentive Stock Option on the date that such Option first becomes exercisable.

Notwithstanding the foregoing, in the case of any Participant who, at the date of grant, owns stock possessing more than Ten Percent (10%) of the total combined voting power of all classes of capital stock of the Company or any Affiliate, the Exercise Price of any Incentive Stock Option shall not be less than One Hundred Ten Percent (110%) of the Market Value per Share on the date such Incentive Stock Option is granted and such Incentive Stock Option shall not be exercisable more than five (5) years from the date such Incentive Stock Option is granted.

     10. TERMS AND CONDITIONS OF RESTRICTED STOCK. The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant awards of Restricted Stock and, in addition to the terms and conditions contained in paragraphs (a) through (g) of this Section 10, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this Section 10.

          (a) RESTRICTED PERIOD. At the time of an Award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period during which, or at the expiration of which, the Shares of Restricted Stock shall vest. The Committee may also restrict or prohibit the sale, assignment, transfer, pledge, or other encumbrance of the Shares of Restricted Stock by the Participant during the Restricted Period. Except for such restrictions, and subject to paragraphs (c), (d) and (e) of this Section 10 and Section 11 hereof, the Participant as owner of such Shares shall have all the rights of a stockholder, including but not limited to the right to receive all dividends paid on such Shares and the right to vote such Shares. Except in the case of grants of Restricted Stock which are intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares of Restricted Stock prior to the expiration of the Restricted Period with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

          (b) LAPSE AND FORFEITURE. Except as provided in Section 13 hereof, if a Participant incurs a Termination of Continuous Service for any reason (other than death, Disability or Retirement), unless the Committee shall otherwise determine, all Shares of Restricted Stock theretofore awarded to such Participant and which at the time of such Termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 10 shall upon such Termination of Continuous Service be forfeited and returned to the Company. If a Participant incurs a Termination of Continuous Service by reason of death or Disability, then the restrictions with respect to the Ratable Portion of the Shares of Restricted Stock shall lapse and such Shares shall be free of restrictions and shall not be forfeited. The Ratable Portion shall be determined with respect to each separate Award of Restricted Stock issued and shall be equal to
     (i) the number of Shares of Restricted

     Stock awarded to the Participant multiplied by the portion of the Restricted Period that expired at the date of the Participant's death or Disability reduced by (ii) the number of Shares of Restricted Stock awarded with respect to which the restrictions had lapsed as of the date of the death or Disability of the Participant. Likewise, on the date set forth in the applicable Award agreement, the Restricted Stock for which restrictions have not lapsed by the last day of the Restricted Period shall revert to the Company and thereafter shall be available for the grant of new Awards under the Plan.

          (c) LEGEND ON CERTIFICATES. Each certificate issued in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar) legend:

          "The sale, pledge or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law is subject to the terms and conditions (including forfeiture) contained in the Interactive Intelligence, Inc. 1999 Stock Option and Incentive Plan and an Award agreement entered into between the registered owner and Interactive Intelligence, Inc. Copies of such Plan and Award agreement are on file in the office of the Secretary of Interactive Intelligence, Inc."

          (d) AWARD AGREEMENT. At the time of an Award of Shares of Restricted Stock, the Participant shall enter into an Agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the Award, and to such other matters as the Committee shall in its sole discretion determine.

          (e) DIVIDEND RIGHTS. At the time of an Award of Shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Participant of dividends declared or paid on such Shares by the Company or a specified portion thereof, shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed under paragraph (a) of this Section 10, or
     (ii) the forfeiture of such Shares under paragraph (b) of this
     Section 10, and shall be held by the Company for the account of the Participant until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence.

          (f) LAPSE OF RESTRICTIONS. At the expiration of the restrictions imposed by paragraph (a) of this Section 10, the Company shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section 10 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to paragraph (c) of this Section 10 and the Shares represented by such certificate(s) shall be free of the restrictions referred to in paragraph (a) of this Section 10. Notwithstanding any other provision of this Section 10 and Section 12 to the contrary, in the case of grants of Restricted Stock that are intended to qualify as "performance-based compensation" under Section 162(m) of the Code, no Shares of Restricted Stock shall become vested unless the performance goals with respect to such Restricted Stock shall have been satisfied. If the vesting of Shares of Restricted Stock is accelerated after the applicable performance goals have been met, the amount of Restricted Stock distributed shall be discounted by the Committee to reasonably reflect the time value of money in connection with such early vesting.

          (g) SECTION 162(m) PERFORMANCE RESTRICTIONS. Notwithstanding any other provision of this Section 10 to the contrary, for purposes of qualifying grants of Restricted Stock as "performance-based compensation" under Section 162(m) of the Code, the Committee shall establish restrictions based upon the achievement of performance goals. The specific targets under the performance goals that must be satisfied for the Restricted Period to lapse or terminate shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as "performance-based compensation" under Section 162(m) of the Code. The business criteria for performance goals under this Section 10 shall be one or more of the return on equity, total revenues, net earnings, or earnings per share of the Company as selected by the Committee on, where applicable, a consolidated basis, for a calendar year calculated in accordance with generally accepted accounting principles consistently applied. In granting Restricted Stock that is intended to qualify under
     Section 162(m), the Committee shall follow any procedures determined by it in its sole discretion from time to time to be necessary, advisable or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code.

     11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any change in the Shares by virtue of any stock dividends, stock splits, recapitalizations, or reclassifications or any acquisition, merger, consolidation, share exchange, tender offer, or other combination involving the Company that does not constitute a Change in Control but that results in the acquisition of a subsidiary by the Company, or in the event that other stock shall be substituted for the Shares as the result of any merger, consolidation, share exchange, or reorganization or any similar transaction which constitutes a Change in Control of the Company, the Committee shall correspondingly adjust
(a) the number, kind, and class of Shares which may be delivered under the Plan;
(b) the number, kind, class, and price of Shares subject to outstanding Awards (except for mergers or other combinations in which the Company is the surviving entity); and (c) the numerical limits of Section 5, all in such manner as the Committee in its sole discretion shall determine to be advisable or appropriate to prevent the dilution or diminution of such Awards; provided, however, in no event shall the One Hundred Thousand Dollar ($100,000) limit on Incentive Stock Options contained in

Section 9 be affected by an adjustment under this Section 11. The Committee's determination in this respect shall be final and conclusive.

     12. EFFECT OF REORGANIZATION. Awards will be affected by a Reorganization as follows:

          (a) If the Reorganization is a dissolution or liquidation of the Company then (i) the restrictions of Section 10(a) on Shares of Restricted Stock shall lapse, and (ii) each outstanding Option shall terminate, but each Participant to whom the Option was granted shall have the right, immediately prior to such dissolution or liquidation to exercise his Option in full, notwithstanding the provisions of
     Section 9, and the Company shall notify each Participant of such right within a reasonable period of time prior to any such dissolution or liquidation.

          (b) If the Reorganization is a merger or consolidation, other than a Change in Control subject to Section 13 of this Agreement, upon the effective date of such Reorganization (i) each Optionee shall be entitled, upon exercise of his Option in accordance with all of the terms and conditions of the Plan, to receive in lieu of Shares, Shares of such stock or other securities or consideration as the holders of Shares shall be entitled to receive pursuant to the terms of the Reorganization; and (ii) each holder of Restricted Stock shall receive Shares of such stock or other securities as the holders of Shares received which shall be subject to the restrictions set forth in
     Section 10(a) unless the Committee accelerates the lapse of such restrictions and the certificate(s) or other instruments representing or evidencing such Shares or securities shall be legended and deposited with the Company in the manner provided in Section 10 hereof.

     The adjustments contained in this Section 12 and the manner of application of such provisions shall be determined solely by the Committee.

     13. EFFECT OF CHANGE IN CONTROL. If the Continuous Service of any Participant of the Company or any Affiliate is involuntarily terminated, for whatever reason, at any time within twelve (12) months after a Change in Control, unless the Committee shall have otherwise provided in the agreement referred to in paragraph (d) of Section 10 hereof, any Restricted Period with respect to Restricted Stock theretofore awarded to such Participant shall lapse upon such termination and all Shares awarded as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded. If a Change in Control shall occur, unless the Committee shall have otherwise provided in the instrument evidencing the grant of an Option, all Options theretofore granted and not fully exercisable shall (except as otherwise provided in Section 9) become exercisable in full upon the happening of such Termination of Continuous Service and shall remain so exercisable in accordance with their terms; provided, however, that no Option which has previously been exercised or otherwise terminated shall become exercisable.

     14. ASSIGNMENTS AND TRANSFERS. Except as otherwise determined by the Committee, no Award nor any right or interest of a Participant under the Plan in any instrument evidencing any

Award under the Plan may be assigned, encumbered, or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

     15. EMPLOYEE RIGHTS UNDER PLAN. No officer, Employee or other person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no officer, Employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any Employee any right to be retained in the employ of the Company or any Affiliate.

     16. DELIVERY AND REGISTRATION OF STOCK. Except with respect to Restricted Stock as provided in Section 10, no person shall have any rights of a shareholder (including, but not limited to, voting and dividend rights) as to Shares subject to an Option until, after proper exercise of the Option or other action as may be required by the Committee in its discretion, such Shares shall have been recorded on the Company's official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant. Upon exercise of the Option or any portion thereof, the Company will have a reasonable period in which to issue and transfer the Shares to the Participant, and the Participant will not be treated as a shareholder for any purpose whatsoever prior to such issuance and transfer. No payment or adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such Shares are recorded as issued and transferred in the Company's official shareholder records (or the records of its transfer agents or registrars), except as provided herein or in an Award agreement. The Company's obligation to deliver Shares with respect to an Award shall, if the Committee so determines, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Company shall determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under the Securities Act or other securities legislation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange or system on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule, or regulation, as the Company shall determine to be necessary or advisable.

     17. WITHHOLDING TAX. Upon the termination of the Restricted Period with respect to any Shares of Restricted Stock or the issuance of Shares pursuant to the exercise of any Option (or at any such earlier time, if any, that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such Shares in income), the Company may, in lieu of requiring the Participant or other person receiving such Shares, to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, retain a sufficient number of Shares held by it to cover the amount required to be withheld. The Company shall have the right to deduct from all dividends paid with respect to Shares of Restricted Stock the amount of any taxes which the Company is required to withhold with respect to such dividend payments.

     Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option pursuant to the Plan, the Company may, in lieu of requiring the Participant or such other person to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, retain a number of such Shares sufficient to cover the amount required to be withheld.

     18.  LOANS.

     (a) LOANS AUTHORIZED. The Company may make loans to a Participant in connection with Restricted Stock or the exercise of Options subject to the following terms and conditions and such other terms and conditions not inconsistent with the Plan, including the rate of interest, if any, as the Company shall impose from time to time.

     (b)  LIMITATIONS ON LOANS.  No loan made under the Plan shall exceed
(i) with respect to Options, the sum of (A) the aggregate option price payable upon exercise of the Option in relation to which the loan is made, plus (B) the amount of the reasonably estimated income taxes payable by the Participant, and
(ii) with respect to Restricted Stock, the amount of reasonably estimated income taxes payable by the Participant. In no event may any such loan exceed the Market Value of the related Shares at the time of the loan.

     (c) MINIMUM TERMS. No loan shall have an initial term exceeding three (3) years; provided, that loans under the Plan shall be renewable at the discretion of the Committee; and, provided, further, that the indebtedness under each loan shall become due and payable on a date no later than (i) one year after Termination of Continuous Service by the Participant due to death, Disability or Retirement, or (ii) the day of Termination of Continuous Service by the Participant for any reason other than death, Disability or Retirement.

     (d) PAYMENT OF LOANS. Loans under the Plan may be satisfied by the Participant, as determined by the Committee, in cash or, with the consent of the Committee, in whole or in part in Shares at Market Value on the date of such payment.

     (e) COLLATERAL. When a loan shall have been made, Shares having an aggregate Market Value equal to the amount of the loan may, in the discretion of the Committee, be required to be pledged by the Participant to the Company as security for payment of the unpaid balance of the loan. Portions of such Shares may, in the discretion of the Committee, be released from time to time as it deems not to be needed as security.

     (f) LEGAL REQUIREMENTS. Every loan shall meet all applicable laws, regulations, and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

     19. AMENDMENT, SUSPENSION OR TERMINATION. The Board may supplement, amend, alter, or discontinue the Plan in its sole discretion at any time and from time to time, but no supplement, amendment, alteration, or discontinuation shall be made which would impair the rights of a Participant under an Award theretofore granted without the Participant's consent, except that any supplement, amendment, alteration, or discontinuation may be made to (a) avoid a material charge or expense to the Company or an Affiliate; (b) cause the Plan to comply with applicable law; or (c) permit the Company or an Affiliate to claim a tax deduction under applicable law. In addition, subject to the provisions of this Section 19, the Board, in its sole discretion at any time and from time to time, may supplement, amend, alter, or discontinue the Plan without the approval of the Company's shareholders (a) to the extent such approval is not required by applicable law or the terms of a written agreement; and (b) so long as any such amendment or alteration does not increase the number of Shares subject to the Plan (other than pursuant to Section 11) or increase the maximum number of Options or Shares of Restricted Stock that the Committee may award to an individual Participant under the Plan. The Committee may supplement, amend, alter, or discontinue the terms of any Award theretofore granted, prospectively or retroactively, on the same conditions and limitations (and exceptions to limitations) as apply to the Board under the foregoing provisions of this
Section 19, and further subject to any approval or limitations the Board may impose. Notwithstanding any provision of the Plan to the contrary, if any right, Award or Award agreement under the Plan would cause a transaction of or acquisition by the Company to be ineligible for "pooling of interest" accounting treatment that would, but for such right hereunder, otherwise be eligible for such accounting treatment, the Committee may amend, modify, or adjust the right, the Award or the Award agreement of a Participant (without the prior consent, approval, or authorization of the Participant) so that pooling of interest accounting treatment shall be available with respect to such transaction or acquisition even if any such amendment, modification, or adjustment would be detrimental to or impair the rights of a Participant under the Plan.

     20. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective upon its approval by the holders of at least a majority of the outstanding Shares at a meeting at which approval of the Plan is considered and shall continue in effect for a term of ten (10) years from the date of adoption unless sooner terminated under Section 19 hereof.

     21.  LEGAL CONSTRUCTION.

     (a) GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

     (b) SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

     (c) REQUIREMENTS OF LAW. The grant of Awards and the issuance of Shares under the Plan shall be subject to all applicable statutes, laws, rules, and regulations and to such approvals and requirements as may be required from time to time by any governmental authorities or any securities exchange or market on which the Shares are then listed or traded.

     (d) GOVERNING LAW. Except to the extent preempted by the Federal laws of the United States of America, the Plan and all Award agreements shall be construed in accordance with and governed by the laws of the State of Indiana without giving effect to any choice or conflict of law provisions, principles or rules (whether of the State of Indiana or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of Indiana.

     (e) HEADINGS. The descriptive headings, sections, and paragraphs of the Plan are provided herein for convenience of reference only and shall not serve as a basis for interpretation or construction of the Plan.

     (f) MISTAKE OF FACT. Any mistake of fact or misstatement of facts shall be corrected when it becomes known by a proper adjustment to an Award or Award agreement.

     (g) EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other information which the person relying thereon considers pertinent and reliable, and signed, made, or presented by the proper party or parties.

     22. NO EFFECT ON EMPLOYMENT OR SERVICE. Neither the Plan nor the grant of any Awards or the execution of any Award agreement shall confer upon any Participant any right to continued employment by the Company or shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, with or without Cause. Employment with the Company and its Affiliates is on an at-will basis only, unless otherwise provided by a written employment or severance agreement, if any, between the Participant and the Company or an Affiliate, as the case may be. If there is any conflict between the provisions of the Plan and an employment or severance agreement between a Participant and the Company, the provisions of such employment or severance agreement shall control, including, but not limited to, the vesting and non-forfeiture of any Awards.

     23. NO COMPANY OBLIGATION. Unless required by applicable law, the Company, an Affiliate, the Board of Directors, and the Committee shall not have any duty or obligation to affirmatively disclose material information to a record or beneficial holder of Shares or an Award, and such holder shall have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon, or in connection with the receipt, exercise, or distribution of an Award. In addition, the Company, an Affiliate, the Board of Directors, the Committee, and any attorneys, accountants, advisors, or agents for any of the foregoing shall not provide any advice, counsel, or recommendation to any Participant with respect to, without limitation, any Award, any exercise of an Option, or any tax consequences relating to an Award.

     24. PARTICIPATION. No Employee or consultant shall have the right to be selected to receive an Award under the Plan or, having been selected, to be selected to receive a future Award. Participation in the Plan will not give any Participant any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

     25. LIABILITY AND INDEMNIFICATION. No member of the Board, the Committee, or any officer or Employee of the Company or any Affiliate shall be personally liable for any action, failure to act, decision, or determination made in good faith in connection with the Plan. By participating in the Plan, each Participant agrees to release and hold harmless the Company and its Affiliates (and their respective directors, officers, and employees) and the Committee from and against any tax liability, including, but not limited to, interest and penalties, incurred by the Participant in connection with his receipt of Awards under the Plan and the payment and exercise thereof. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense (including, but not limited to, attorneys' fees) that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan or any Award agreement; and (b) any and all amounts paid by him in settlement thereof, with the Company's prior written approval, or paid by him in satisfaction of any judgment in any such claim, action, suit, or proceeding against him; provided, however, that he shall give the Company an opportunity, at the Company's expense, to handle and defend such claim, action, suit, or proceeding before he undertakes to handle and defend the same on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

     26. SUCCESSORS. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether or not the existence of such successor is the result of a Change in Control. The Company shall not, and shall not permit its Affiliates to, recommend, facilitate, agree, or consent to a transaction or series of transactions which would result in a Change in Control of the Company unless and until the person or persons or entity or entities acquiring control of the Company as a result of such Change in Control agree(s) to be bound by the terms of the Plan insofar as it pertains to Awards theretofore granted and agrees to assume and perform the obligations of the Company and its successor.

     27. BENEFICIARY DESIGNATIONS. Any Participant may designate, on such forms as may be provided by the Committee for such purpose, a beneficiary to whom any vested but unpaid Award shall be paid in the event of the Participant's death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of the Plan and of the applicable Award agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant's estate.

     28. MITIGATION OF EXCISE TAX. Subject to any other agreement providing for the Company's indemnification of the tax liability described herein, if any payment or right accruing to a Participant under the Plan (without the application of this Section 28), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate ("Total

Payments"), would constitute a "parachute payment," as defined in Section 280G of the Code and regulations thereunder, such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under
Section 280G of the Code. The determination of whether any reduction in the rights or payments under the Plan is to apply shall be made by the Committee in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose.

     29. FUNDING. Benefits payable under the Plan to any person will be paid by the Company from its general assets. Shares to be distributed hereunder shall be issued directly by the Company from its authorized but unissued Shares or acquired by the Company on the open market, or a combination thereof.
Neither the Company nor any of its Affiliates shall be required to segregate on their books or otherwise establish any funding procedure for any amount to be used for the payment of benefits under the Plan. The Company or any of its Affiliates may, however, in their sole discretion, set funds aside in investments to meet any anticipated obligations under the Plan. Any such action or set-aside shall not be deemed to create a trust of any kind between the Company or any of its Affiliates and any Participant or other person entitled to benefits under the Plan or to constitute the funding of any Plan benefits. Consequently, any person entitled to a payment under the Plan will have no rights greater than the rights of any other unsecured general creditor of the Company or its Affiliates.

                              ADOPTED BY THE BOARD OF DIRECTORS OF INTERACTIVE INTELLIGENCE, INC. AS OF APRIL 14, 1999


                              ADOPTED BY THE SHAREHOLDERS OF INTERACTIVE
                              INTELLIGENCE, INC. AS OF APRIL 16, 1999